Exhibit 99.1

DXC Technology to Combine its U.S. Public Sector Business with Vencore Holding Corporation and KeyPoint Government Solutions to Create an Independent, Publicly Traded Company Serving U.S. Government Clients

New company will be a mission-enabled, end-to-end IT services provider to the U.S. government, providing clients with highly differentiated offerings and capabilities

DXC will remain a global leader in commercial and non-U.S. public sector IT services, leading client digital transformation through strong focus on innovation and delivery excellence

Tysons, VA, Oct. 11, 2017 – DXC Technology (NYSE: DXC), the world’s leading independent, end-to-end IT services company, today announced that its board of directors has unanimously approved a plan to combine its U.S. Public Sector (USPS) business with Vencore Holding Corporation and KeyPoint Government Solutions to form a separate, independent publicly traded company to serve U.S. public sector clients.

Both Vencore and KeyPoint are currently owned by affiliates of Veritas Capital, a leading private equity firm recognized for its in-depth knowledge and understanding of government and technology-enabled end markets. Veritas Capital will remain an investor in the new company.

The formation of the new company is expected to be completed by the end of March 2018, subject to regulatory and other approvals.

“Clients and investors in both the commercial and public sectors are recognizing the higher value of IT service providers with scale and differentiation,” said Mike Lawrie chairman, president and CEO of DXC. “Separating our global commercial and USPS business, and combining it with Vencore and KeyPoint, will accelerate transformation with two strategically focused companies, each uniquely positioned to lead its market by prioritizing the needs of its clients.”

The combination of USPS with Vencore and KeyPoint will create a top 5 services provider to the U.S. government, offering differentiated, mission-driven solutions in cybersecurity, big data analytics, cloud engineering, enterprise IT services, and systems engineering – all enabled by a portfolio of cutting-edge Intellectual Property (IP).

The new company will be a strategic partner to the federal government in solving the most demanding informational and national security challenges and driving technology modernization. With approximately $4.3 billion in combined revenues and a highly skilled workforce of more than 14,000, the new company will serve a robust base of established and non-overlapping clients based on long-standing relationships.

The new company will provide meaningful scale and end-to-end technology solutions, leveraging a full spectrum of offering families and industry expertise to ensure broader access to customers, capabilities and contract vehicles. The new company’s name will be determined at a later date.

“The combination of USPS’s enterprise IT leadership with Vencore’s deep mission understanding and advanced innovation will provide unmatched differentiation in the market,” said Ramzi Musallam, the CEO and managing partner of Veritas Capital. “This new company will have the unparalleled expertise and breadth of capabilities to make it the trusted partner of choice supporting U.S. government clients with their most critical missions.”

Mac Curtis, president and CEO of Vencore, will become the chief executive officer of the new company. Marilyn Crouther, senior vice president and general manager, DXC USPS, will become the new company’s chief operating officer. Mike Lawrie will chair the board of the new company. Additional members of the new company’s senior management team will be drawn from DXC, Vencore and KeyPoint and will be named at a later date as integration planning progresses.

“Given our highly-skilled technical talent, differentiated innovation, and decades of strong customer relationships, I am excited to lead our combined company in its next stage of growth,” Curtis said. “We will leverage our deep mission domain knowledge, leading-edge IP and comprehensive suite of IT solutions to address larger markets and intensify our focus on meeting our clients’ needs in a rapidly changing and attractive marketplace.”

DXC, which was formed by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise on April 1, 2017, will remain a technology leader in commercial and non-U.S. public sector IT services with the focus on helping clients transform through innovation and delivery excellence.

•	Following the expected transaction, DXC will have 6,000 clients in some 70 countries throughout the world;

•	The business will retain its leadership position across multiple markets, with diversified next-generation IT offerings and industry-leading strategic partnerships; and

•	DXC will continue to serve certain state and local clients, notably state Medicaid programs.

Transaction Rationale

DXC’s board of directors made the decision to separate its commercial and U.S. public sector businesses, and to establish the new company through the combination with Vencore and KeyPoint, as a result of several factors:

•	The commercial and U.S. public sectors of the IT services market are evolving at an accelerating pace;

•	Both DXC and the new company will be able to pursue focused growth strategies, optimize capital structure and capital allocation, and drive customer value through highly tailored offerings and services; and

•	The combination of USPS with Vencore and KeyPoint presents a unique opportunity in the U.S. public sector segment that will significantly strengthen USPS’s competitive position.

The new company will deliver the most mission-enabling, innovative and technologically-advanced IT solutions to U.S. government clients by:

•	Leveraging innovation backed by highly-skilled talent, technical expertise, advanced IP, and a deep partnership ecosystem to enhance the technological sophistication and capabilities of its clients;

•	Bringing transformative digital skills and mission-enabled offerings in advanced analytics, cyber security, and agile software development (more than 1,000 agile certified developers) that will position the new company as the U.S. government’s partner of choice to help clients overcome mission-critical challenges; and

•	Tapping into a larger addressable market enabled by deep IP (with 260-plus issued/licensed patents and significant R&D investment), industry expertise, and client intimacy.

Transaction Details

Here are the key details regarding the contemplated transactions:

•	DXC’s shareholders will receive shares of USPS via a spin-off and will own approximately 86 percent of the combined company’s common shares upon consummation of the transactions;

•	Funds managed by Veritas Capital and its affiliates will own approximately 14 percent of the combined company’s common shares upon consummation of the transactions, and will receive $400 million of cash merger consideration;

•	USPS will distribute $1.05 billion in cash consideration (or assumed debt) to DXC;

•	DXC will use proceeds from the transaction to reduce debt, repurchase shares, and for other general corporate purposes;

•	Veritas Capital’s Ramzi Musallam will join the board of the new company, with remaining board members named at a later date; and

•	The contemplated transactions will be structured as a “Reverse Morris Trust” transaction, with the separation of USPS and the related mergers with Vencore and KeyPoint being tax free to DXC and its shareholders.

Vencore and KeyPoint have each received the necessary shareholder approvals to complete the transactions. The closing of the transactions will be subject to various customary closing conditions, including regulatory approvals, receipt of a tax opinion, and the effectiveness of the registration statement with respect to USPS common shares being distributed to DXC shareholders.

Vencore, KeyPoint, and Veritas Capital

Vencore is a proven provider of information solutions, cyber security, engineering and analytics for the U.S. government. With more than 40 years of experience working in the defense, civilian and intelligence communities, Vencore and its transformational applied research organization, Vencore Labs, design, develop and deliver high impact, mission-critical services and solutions to overcome its customers’ most complex problems. Vencore has 3,750 employees and is based in Chantilly, VA.

KeyPoint is a mission-critical provider of specialized investigative services to a broad range of organizations spanning the federal, defense, intelligence and civilian sectors. Leveraging proprietary algorithmic workflow systems and a nationwide footprint of highly experienced investigators and subject matter experts, KeyPoint provides critical information to support sensitive decisions. KeyPoint has a workforce of 3,500 and is based in Loveland, CO.

Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the aerospace & defense, healthcare, technology, national security, communications, energy, and education industries. Veritas Capital seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means.

Advisors

Guggenheim Securities is acting as exclusive financial advisor to DXC. Latham & Watkins is acting as primary legal counsel to DXC. Skadden, Arps, Slate, Meagher & Flom is acting as tax counsel to DXC, and Wiley Rein and Crowell & Moring are acting as governmental counsel to DXC.

Stone Key Partners is acting as financial advisor to Veritas Capital, Vencore and KeyPoint. Schulte Roth & Zabel and Skadden, Arps, Slate, Meagher & Flom are acting as primary legal counsel to Veritas Capital, Vencore and KeyPoint. Covington & Burling is acting as governmental counsel to Veritas Capital, Vencore and KeyPoint.

Investor Call and Webcast

DXC senior management will discuss this announcement at 5:45 p.m. EDT today on a conference call. The dial-in number for domestic callers is +1-800-263-0877. Callers who reside outside of the United States or Canada should dial +1-323-794-2551. The passcode for all participants is 9993037. The presentation slides will be available on DXC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until Oct. 18, 2017. Local replay dial-in numbers can be found at link. The replay passcode is also 9993037. A replay of this webcast also will be available on DXC’s website.

###

Contacts

DXC Technology

•	Rich Adamonis, Global Media Relations, +1-862-228-3481, radamonis@dxc.com

•	Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

KeyPoint Government Solutions

•	Susan A. Ordakowski, +1-703-608-5268, sue.ordakowski@keypoint.us.com

Vencore Holding Corporation

•	Lorraine M. Corcoran, Corporate Communications, +1-571-313-6054, lorraine.corcoran@vencore.com

Veritas Capital

•	Patrick Scanlan, Sard Verbinnen, +1-212-687-8080, PScanlan@SARDVERB.com

ABOUT DXC TECHNOLOGY

DXC Technology (DXC: NYSE) is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC Technology serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC Technology is recognized among the best corporate citizens globally. For more information, visit dxc.technology.

Forward-Looking Statement

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements, including statements regarding our intention to separate the company into two, independently publicly traded companies and expected benefits to be realized as a result of the separation. There is no assurance as to the timing of the separation or whether it will be completed. These statements represent DXC Technology’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors, please see DXC’s most recent Quarterly Report on Form 10-Q.